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IFR Systems, Inc.
May 15, 1998
Page 1

                             FOULSTON & SIEFKIN L.L.P.
                                  ATTORNEYS AT LAW

                          700 NATIONSBANK FINANCIAL CENTER
                               WICHITA, KANSAS 67202
                                   (316) 267-6371
                                 FAX (316) 267-6345

    KANSAS MEMBER: LEX MUNDI, A GLOBAL ASSOCIATION OF 126 INDEPENDENT LAW FIRMS

                               [LETTER HEAD]

                          May 15, 1998

IFR Systems, Inc.

10200 West York Street
Wichita, Kansas  67215-8935

          Re:  Registration Statement on Form S-8
          IFR Systems, Inc. 1996 Incentive Stock Option Plan

Dear Sirs:

     We have acted as special counsel to IFR Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 and exhibits thereto (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended, of 600,000 shares of the Company's common stock, $.01 par value (the "Shares"), which may be offered pursuant to the Company's 1996 Incentive Stock Option Plan (the "Plan").

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IFR Systems, Inc.
May 15, 1998
Page 2



     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

          1.  The organization of the Company; and

          2. The legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plan.


     Based upon such examination, we are of the opinion that:

          (a) The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware;

          (b) The Company has taken all necessary and required corporate action in connection with the creation of the Plan; and

          (c) When the Registration Statement shall have been filed with the Securities and Exchange Commission, the Shares will, when issued pursuant to and as described in the Registration Statement and the Plan, and upon receipt by the Company of the consideration for such shares as described in the Registration Statement and the Plan, be duly authorized, validly issued, fully paid, and nonassessable.


     We hereby consent (i) to be named in the Registration Statement, and in the Prospectus which constitutes a part thereof, as the attorneys who will pass upon legal matters in connection with the sale of the Shares covered by the Registration Statement, and (ii) to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,



                                   FOULSTON & SIEFKIN L.L.P.